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                                 EXHIBIT 10.23.


         SUPPLEMENTAL AGREEMENT, dated as of October 14, 1994, between ICN Subsidiary Corp., a Delaware corporation ("New Biomedicals"), ICN Merger Corp., a Delaware corporation ("New ICN"), DG Bank (Schweiz) AG ("DG"), as principal exchange agent for the Amended Certificates (as defined below), and Bank Leu AG, ("Leu" and together with DG, the "Principal Exchange Agents") as principal exchange agent for the Original Certificates (as defined below);

         WHEREAS on January 26, 1987, Ansbacher (C.I.) Limited ("Ansbacher"), as trustee for Bio Capital Holding, a Guernsey, Channel Island, trust (the "Trust"), ICN Biomedicals, Inc. ("Biomedicals"), ICN Pharmaceuticals, Inc. ("ICN") and Banque Gutzwiller, Kurz, Bungener, S.A. ("Gutzwiller") as representative of a consortium of Swiss financial institutions (the "Banks") entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which the Trust issued SFr. 100,000,000 principal amount of 5-1/2% exchangeable certificates due February 17, 2002 (the "Certificates") and concurrently therewith, Biomedicals, ICN, SPI Pharmaceuticals, Inc. ("SPI"), Gutzwiller and the Banks entered into an Exchange Agency Agreement (the "Exchange Agency Agreement") pursuant to which Gutzwiller was appointed as principal exchange agent for the exchange of the Certificates in accordance with the Exchange Provisions attached to the Exchange Agency Agreement (the "Exchange Provisions");

         WHEREAS, Gutzwiller previously changed its name to Bank Leu (Geneva) S.A. and Bank Leu (Geneva) S.A. was subsequently merged into the Principal Exchange Agent;

         WHEREAS, in November 1992, the name of the Trustee changed from Ansbacher (C.I.) Limited to International Bank & Trust Company and on September 29, 1994, the name of the Trustee changed from International Bank and Trust Company (Guernsey) Limited to Ansbacher (Guernsey) Limited;

         WHEREAS, prior to April 19, 1990 each Certificate was exchangeable for common stock, $.01 par value, of Biomedicals (the "Biomedicals Common Stock") at an exchange price of $17.2699641 (the "Original Exchange Price") and the exchange rate for purposes of such exchange of SFr. 1.54 per U.S. $1.00;

         WHEREAS, on April 19, 1990, the Trust offered to the holders of the Certificates to amend the Original Exchange Price for accepting holders to $10.02 (the "Amended Exchange Price") and the exchange rate to SFr. 1.49 per U.S. $1.00, which offer expired on May 4, 1990 (Certificates which have been amended as described above are referred to herein as the "Amended Certificates" and Certificates which have not been so amended are referred to herein as the "Original Certificates");

         WHEREAS, on the date hereof, there are outstanding Original Certificates with an aggregate principal amount of SFr. 1,745,000 and Amended Certificates with an aggregate principal amount of SFr. 37,870,000;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of August 1, 1994, as amended (the "Merger Agreement"), among ICN, SPI, Viratek, Inc. ("Viratek"), Biomedicals and New ICN, it is intended that ICN, SPI and Viratek will be merged (the "ICN Merger") into New ICN and Biomedicals will be merged into New Biomedicals (the "Biomedicals Merger" and together with the ICN Merger, the "Mergers");

         WHEREAS, New ICN will survive the ICN Merger and New Biomedicals will survive the Biomedicals Merger and after the effectiveness of the Mergers, New ICN will change its name to ICN Pharmaceuticals, Inc. and New Biomedicals will change its name to ICN Biomedicals, Inc.;

         WHEREAS, in the Biomedicals Merger holders of Biomedicals Common Stock, other than ICN, will be entitled to receive for each share of Biomedicals Common Stock, 0.197 shares of common stock, $.01 par value, of New ICN (the "New ICN Common Stock");


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         WHEREAS, Article 6 of the Exchange Provisions provides that, in the event of a merger in which Biomedicals is not the surviving corporation, the surviving corporation shall enter into a supplemental agreement with Gutzwiller which shall (a) provide that the holder of each Certificate then outstanding shall have the right to receive thereafter during the period such Certificate shall be exchangeable upon exchange thereof, in lieu of each share of Biomedicals Common Stock deliverable upon such exchange immediately prior to such event, only the kind and amount of shares and/or other securities and/or property and/or cash which are receivable, upon such merger by a holder of one share of Biomedicals Common Stock and (b) set forth the Exchange Price (as defined therein) for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Exchange Price (as defined therein) per share of Biomedicals Common Stock immediately prior to such event; and

         WHEREAS, New Biomedicals and New ICN desire to enter into such supplemental agreement with the Principal Exchange Agents;

         NOW THEREFORE, in consideration of the premises herein set forth and in order to comply with Section 6 of the Exchange Provisions, the parties hereto agree as follows:

         1. In compliance with Section 6 of the Exchange Provisions, on and after the date hereof until February 27, 2002 the holder of each Certificate shall be entitled to receive upon exchange of his or her Certificate in accordance with the provisions of the Terms of the Certificates and the Exchange Provisions, in lieu of each share of Biomedicals Common Stock deliverable to such holder immediately prior to the date hereof, 0.197 shares of New ICN Common Stock.

         2. On and after the date hereof the Original Exchange Price for such 0.197 shares of New ICN Common Stock deliverable to the holder of an Original Certificate upon exchange thereof in lieu of one share of Biomedicals Common Stock shall be $17.2699641, which amount equals the Original Exchange Price in effect immediately prior to the Mergers, and the Amended Exchange Price for such 0.197 shares of New ICN Common Stock deliverable to a holder of an Amended Certificate upon exchange thereof in lieu of one share of Biomedicals Common Stock shall be $10.02, which amount equals the Amended Exchange Price in effect immediately prior to the Merger.

         3. Each of New Biomedicals and New ICN hereby represents and warrants to the Principal Exchange Agents for the benefit of the holders of the Certificates that the exchange ratio set forth in Section 1 hereof is the exchange ratio applicable to the exchange of Biomedicals Common Stock for New ICN Common Stock as provided in the Merger Agreement.

         4. The Exchange Agency Agreement and the Terms of the Certificates are confirmed and preserved in all respects other than as modified pursuant to Section 1 hereof.

         5. This Supplemental Agreement shall become effective immediately upon the filing of the Certificate of Merger evidencing the Mergers with the Secretary of State of the state of Delaware.

         6. This Supplemental Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         7. This Supplemental Agreement shall be governed by and construed in accordance with the laws of Switzerland, except as to matters regarding the exchange of the Certificates for Biomedicals Common Stock or New ICN Common Stock, which shall be governed by and construed in accordance with the law of Delaware.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Agreement to be duly executed, all as of the date and year first above written.


                                           ICN SUBSIDIARY CORP.


                                           By:
                                              ----------------------------


                                           ICN MERGER CORP.


                                           By:
                                              ----------------------------
                                                     John E. Giordani
                                              Director and Vice President


                                           DG BANK (SCHWEIZ) AG

                                           By:
                                              ----------------------------


                                           BANK LEU AG


                                           By:
                                              ----------------------------


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